   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 29, 2000
                                                      REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                 PE CORPORATION
             (Exact name of registrant as specified in its charter)

                          DELAWARE
                (State or other jurisdiction                                           06-1534213
             of incorporation or organization)                            (I.R.S. Employer Identification No.)

                                761 MAIN AVENUE
                        NORWALK, CONNECTICUT 06859-1000
                                 (203) 762-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                WILLIAM B. SAWCH
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                 PE CORPORATION
                                761 MAIN AVENUE
                        NORWALK, CONNECTICUT 06859-0001
                                 (203) 762-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:

             ANDREW R. KELLER                              PATRICK O'BRIEN
        SIMPSON THACHER & BARTLETT                          ROPES & GRAY
           425 LEXINGTON AVENUE                        ONE INTERNATIONAL PLACE
         NEW YORK, NEW YORK 10017                    BOSTON, MASSACHUSETTS 02110
           PHONE: (212) 455-2000                        PHONE: (617) 951-7000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/

The Securities Act registration statement number of the earlier effective registration statement for the same offering is 333-95771.
---------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                   AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED              BE REGISTERED          PER UNIT          OFFERING PRICE      REGISTRATION FEE
PE Corporation--Celera Genomics Group Common
  Stock, par value $.01 per share............        655,500               $225             $147,487,500          $38,936.70
Rights to Purchase Series B Participating
  Junior Preferred Stock, par value $.01 per
  share(1)...................................          N/A                  N/A                  N/A                  N/A
PE Corporation--PE Biosystems Group Common
  Stock, par value $.01 per share(2).........          N/A                  N/A                  N/A                  N/A

(1) Prior to the occurrence of certain events, the Rights to purchase Series B Participating Junior Preferred Stock, par value $.01 per share, will not be evidenced separately from the related Celera Genomics Group Common Stock. The value, if any, of the Rights is reflected in the market price of the related Celera Genomics Group Common Stock. Accordingly, no separate fee is paid.

(2) This registration statement also registers an indeterminate number of shares of PE Biosystems Group Common Stock into which Celera Genomics Group Common Stock may be converted pursuant to its terms. In accordance with
    Rule 457(I) of the Securities Act of 1933, as amended, no separate fee is paid.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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
            INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON
                         FORM S-3 (FILE NO. 333-95771)

    PE Corporation (the "Company") hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-95771) declared effective on February 29, 2000 by the Securities and Exchange Commission, including each of the documents filed by the Company with the Commission as exhibits thereto.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on February 29, 2000.

                                                       PE CORPORATION

                                                       By:             /s/ WILLIAM B. SAWCH
                                                            -----------------------------------------
                                                                      Name: William B. Sawch
                                                                  Title: Senior Vice President,
                                                                  General Counsel and Secretary

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                  TITLE                        DATE
                ---------                                  -----                        ----
                                            Chairman of the Board of Directors,
            /s/ TONY L. WHITE               President and Chief Executive
    ----------------------------------      Officer (principal executive         February 29, 2000
              Tony L. White                 officer)

           /s/ DENNIS L. WINGER             Senior Vice President and Chief
    ----------------------------------      Financial Officer (principal         February 29, 2000
             Dennis L. Winger               financial officer)

              /s/ VIKRAM JOG                Corporate Controller (principal
    ----------------------------------      accounting officer)                  February 29, 2000
                Vikram Jog

           /s/ RICHARD H. AYERS                          Director
    ----------------------------------                                           February 29, 2000
             Richard H. Ayers

          /s/ JEAN-LUC BELINGARD                         Director
    ----------------------------------                                           February 29, 2000
            Jean-Luc Belingard

           /s/ ROBERT H. HAYES                           Director
    ----------------------------------                                           February 29, 2000
             Robert H. Hayes

           /s/ ARNOLD J. LEVINE                          Director
    ----------------------------------                                           February 29, 2000
             Arnold J. Levine

                SIGNATURE                                  TITLE                        DATE
                ---------                                  -----                        ----
          /s/ THEODORE E. MARTIN                         Director
    ----------------------------------                                           February 29, 2000
            Theodore E. Martin

      /s/ GEORGES C. ST. LAURENT, JR.                    Director
    ----------------------------------                                           February 29, 2000
       Georges C. St. Laurent, Jr.

          /s/ CAROLYN W. SLAYMAN                         Director
    ----------------------------------                                           February 29, 2000
            Carolyn W. Slayman

            /s/ ORIN R. SMITH                            Director
    ----------------------------------                                           February 29, 2000
              Orin R. Smith

            /s/ JAMES R. TOBIN                           Director
    ----------------------------------                                           February 29, 2000
              James R. Tobin

                                 EXHIBIT TABLE

       EXHIBIT
       NUMBER*          DESCRIPTION
---------------------   -----------
        5.1             Opinion of Simpson Thacher & Bartlett as to the legality of the securities.
        8.1             Opinion of Simpson Thacher & Bartlett regarding tax matters.
       23.1             Consent of PricewaterhouseCoopers LLP.
       23.2             Consent of Simpson Thacher & Bartlett (included in
                        Exhibit 5.1).

------------------------

* All other exhibits are incorporated by reference to the registrant's registration statement on Form S-3 (File No. 333-95771).